UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of Earliest Event Reported): May 25, 2007

COMMISSION FILE NO.: 333-130492

ALLMARINE CONSULTANTS CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	35-2255990
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8601 RR 2222 Bldg 1 Suite 210 Austin, Texas 78730
(Address of principal executive offices)

(512) 689-7787
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to an Agreement and Plan of Merger dated as of May 25, 2007 (the “Merger Agreement”), by and among Allmarine Consultants Corporation (“Allmarine” or the “Company”), Allmarine Acquisition Corporation (“AAC”), a wholly owned subsidiary of Allmarine, and BAXL Technologies, Inc. (“BAXL), AAC will merge with and into BAXL, with BAXL as the surviving corporation (the “Merger”). The closing of the Merger is subject to the satisfaction of certain conditions including, but not limited to (i) approval of the Merger by the holders of BAXL common and preferred stock and AAC common stock and (ii) completion by Allmarine of a private placement of not less than 5,333,333 shares of common stock at a price of $1.50 per share for aggregate gross proceeds of $8,000,000 (the “Offering”). In the Offering, Allmarine may issue up to 6,666,667 shares of common stock for aggregate gross proceeds of up to $10,000,000. No assurances can be given when, if ever, the Merger and/or the Offering will close.

Upon closing of the Merger and the Offering (the “Closing”), holders of the outstanding shares of Allmarine common stock (the “Allmarine Common Stock”), immediately prior to the Closing will own approximately 10.34% of the outstanding Allmarine Common Stock (9.47% if all 6,666,667 shares are sold), the holders of BAXL common stock, preferred stock and certain convertible notes will own approximately 52.63% of the outstanding Allmarine Common Stock (48.17% if all 6,666,667 shares are sold) and the and the purchasers in the Offering will own approximately 37% of the outstanding Allmarine Common Stock (42% if all 6,666,667 shares are sold). Approximately 78% of the shares of Allmarine Common Stock to be issued to the holders of BAXL common stock and preferred stock in the Merger will be subject to lock-up agreements.

BAXL is a privately held, Delaware corporation that manufactures and markets what its believes are innovative technology and products that enable the delivery of wired and wireless broadband applications including Internet access, Video on Demand, VoIP and Video Surveillance.

In the event the Merger with BAXL closes, the Company's current Ship Registry Services will cease, and the Company's operations will change to those of BAXL.  Furthermore, in the event the Merger with BAXL closes, of which there can be no assurance, BAXL's assets and liabilities will become the Company's assets and liabilities, and there can be no assurances that BAXL's liabilities will not be substantially greater than its assets.

Additionally, the Company's current officers and Directors will resign upon closing of the Merger and new officers and Directors will be appointed by BAXL. No assurance can be provided that the new officers and Directors of the Company will be able to properly manage its operations and/or timely file our periodic reports.  As a result of this and other factors, there can be no assurance that Allmarine will continue to trade on the Over-The-Counter Bulletin Board subsequent to the date of the closing of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1*
Agreement and Plan of Merger, dated as of May 25, 2007 by and between Allmarine Consultants Corporation, Allmarine Acquisition Corporation and BAXL Technologies, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B. Allmarine Consultants Corporation agrees to furnish supplementally to the SEC upon request by the SEC a copy of any omitted schedule or exhibit.)

* Attached hereto
This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLMARINE CONSULTANTS CORPORATION
Date: May 29, 2007	By:	/s/ Michael Chavez
Michael Chavez

Exhibit Index

Exhibit Number	Description
99.1*
Agreement and Plan of Merger, dated as of May 25, 2007 by and between Allmarine Consultants Corporation, Allmarine Acquisition Corporation and BAXL Technologies, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B. Allmarine Consultants Corporation agrees to furnish supplementally to the SEC upon request by the SEC a copy of any omitted schedule or exhibit.)

* Attached hereto